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                                                                    Exhibit 10.1

                      AMENDED AND RESTATED REVOLVING CREDIT
                             AND TERM LOAN AGREEMENT


     This Amended and Restated Revolving Credit and Term Loan Agreement (the "AGREEMENT") is made and entered into as of the 16th day of January, 1997 by and between United Community Bancshares, Inc. (the "BORROWER") and Firstar Bank Milwaukee, N.A. (the "BANK").

RECITALS

          The Borrower and the Bank acknowledge the following:

          A. The Borrower and the Bank entered into a Revolving Credit and Term Loan Agreement dated as of January 3, 1994 (the "Original Agreement") pursuant to which the Bank agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

          B. The Original Agreement has been previously amended several times and the Bank and the Borrower now desire to amend and restate the Original Agreement.

                           ARTICLE I.  DEFINITIONS

     1.1 DEFINITIONS. Except as otherwise provided, all accounting terms will be construed in accordance with generally accepted accounting principles applicable to banks consistently applied and consistent with those applied in the preparation of the financial statements referred to in paragraph 4.13, and financial data submitted pursuant to this Agreement will be prepared in accordance with such principles. As used herein:

          (a) "ASSETS" means the sum of all assets including Loan Loss Reserves of the Subsidiary Banks determined in accordance with generally accepted accounting principles applicable to banks, consistently applied.

          (b) "LOAN LOSS RESERVES" means the loan loss reserves of the Subsidiary Bank reported in the most recent call reports of the Subsidiary Banks.

          (c) "NONPERFORMING LOANS" means the sum of those loans 90 days or more past due and those loans classified as "non-accrual" or "renegotiated" as reported in the most recent call reports of the Subsidiary Banks.

          (d) "OTHER REAL ESTATE" means the value of all real estate owned by the Subsidiary Banks and classified as such by the examiners of the Comptroller of the Currency, Federal Deposit Insurance Corporation, Federal Reserve Board or appropriate state agency responsible for examining the Subsidiary Banks, as shown on the most recent examination reports of the Subsidiary Banks.


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

          (e) "PRIMARY CAPITAL" means the sum of Total Tangible Equity and Loan Loss Reserves.

          (f) "SUBSIDIARY" OR "SUBSIDIARIES" means the Subsidiary Banks and any entity of which the Borrower owns, directly or through another
Subsidiary, at the date of determination, more than 50% of the outstanding stock having ordinary voting power for the election of directors, irrespective of whether or not at such time stock of any other class or classes might have voting power by reason of the happening of any contingency.

          (g) "SUBSIDIARY BANKS" means Signal Bank, Inc. ("Signal Bank"), The Goodhue County National Bank ("Goodhue Bank") and Park National Bank ("Park Bank") and "SUBSIDIARY BANK" means any of the foregoing.

          (h) "TOTAL LOANS" means the aggregate outstanding principal amount of all loans shown as assets of the Subsidiary Banks as reported in the most recent call reports of the Subsidiary Banks.

          (i) "TOTAL TANGIBLE EQUITY" means the total amount of capital stock, surplus and undivided profits accounts, after adjustment for net unrealized holding gains (losses) on available-for-sale securities of the Subsidiary Banks, less intangibles, all of which will be determined in accordance with generally accepted accounting principles applicable to banks, consistently applied.

                              ARTICLE II.  LOANS

     2.1  LOANS.

          (a) REVOLVING CREDIT FACILITY. From time to time prior to January 16, 1998 or the earlier termination hereof pursuant to Article VI, the Borrower may borrow from the Bank, subject to the terms and conditions contained herein, up to the aggregate principal amount outstanding at any one time of up to $3,000,000. All revolving loans hereunder will be evidenced by a single promissory note of the Borrower payable to the order of the Bank and dated as of the date hereof (the "REVOLVING CREDIT NOTE"). Although the Revolving Credit Note will be expressed to be payable in the maximum amount set forth above, the Borrower will be obligated to pay only the amount of loans actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

          (b) TERM LOAN. As of the date hereof, the Bank agrees, subject to the terms and conditions hereof, to make a term loan to the Borrower in an amount up to $27,000,000. The term loan shall be evidenced by a single promissory note of the Borrower payable to the order of the Bank and dated as of the date hereof (the "TERM NOTE"). The principal balance of the Term Note shall be payable, and bear interest in accordance with, the terms and conditions of the Term Note.


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     2.2  SECURITY.  The loans provided for hereunder will be secured by all of the capital stock of the Subsidiary Banks, all of the capital stock of Consumers Credit Corporation ("CCC") and all of the capital stock of Park Financial Corporation ("PFC"), now owned or hereafter acquired by the Borrower or any Subsidiary, except directors qualifying shares, if any.

     2.3 MANDATORY PREPAYMENT. If R. Scott Jones and Galen T. Pate cease for any reason to be active in the management of the Borrowerfor a period of 30 consecutive days or more, exclusive of vacation or other approved leaves of absence, and is not replaced by an individual of comparable ability and experience, the Borrower will promptly give the Bank written notice thereof and upon demand by the Bank, the Borrower will repay the loans made hereunder, and any other loans from the Bank to the Borrower, on the date specified in such demand.

                    ARTICLE III.  CONDITIONS TO BORROWING

     3.1 CONDITIONS TO BORROWING. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed copies of the Notes and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article V (collectively with this Agreement the "LOAN DOCUMENTS"), in form and content satisfactory to the Bank; (ii) the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest with the proper priority in any collateral securing advances hereunder; (iii) the Bank has received certified copies of the Articles of Incorporation and By-Laws and a certificate of status of the Borrower and the Subsidiaries; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) the Bank has been provided with an opinion of the Borrower's counsel in form and content satisfactory to the Bank confirming the matters outlined in paragraph 4.1 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank and no condition or event will exist or have occurred which with the passage of time, the giving of notice or both would constitute a default under this Agreement or under any other Loan Documents or under any other agreements by and between the Borrower and the Bank; (vii) all proceedings taken in connection with the transactions contemplated by this Agreement and all instruments, authorizations and other documents applicable thereto, will be satisfactory to the Bank and its counsel; (viii) the Bank has received evidence satisfactory to the Bank that the Borrower has obtained all required regulatory approvals for the acquisition by the Borrower of PFC and the Bank has received evidence satisfactory to the Bank that except for the funding of the term loan contemplated hereunder the Borrower has consummated the acquisition of PFC;
(ix) the Bank has received its original Letter of Credit No. s102182 dated October 7, 1996, undrawn upon, in the face amount of $1,000,000 issued for the account of the Borrower in favor of Park Financial Corporation; (x) the Bank has received evidence satisfactory to the Bank that the Borrower has raised $11,000,000 through the issuance and sale of Junior Subordinated Deferrable


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

Interest Debentures substantially in accordance with the application submitted to the Federal Reserve Bank of Minneapolis, copies of which were previously provided to the Bank; and (xi) the Bank has received evidence satisfactory to the Bank that the Borrower has raised $4,998,960 through the issuance and sale of common stock.

                     ARTICLE IV.  WARRANTIES AND COVENANTS

     During the term of this Agreement, and while any part of the credit granted the Borrower is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower warrants and agrees as follows:

     4.1 ORGANIZATION AND AUTHORITY. The Borrower is a validly existing corporation in good standing under the laws of its state of organization, and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

     4.2  SUBSIDIARIES.

          (a) Signal Bank has issued and outstanding 4,355 shares of common stock, par value $100 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 4,355 shares, which represent 100% of the issued and outstanding capital stock of Signal Bank, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank. Signal Bank has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating Signal Bank to issue or sell any of the foregoing.

          (b) Goodhue Bank has issued and outstanding 14,981 shares of common stock, par value $50 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 14,981 shares, which represent 100% of the issued and outstanding capital stock of Goodhue Bank, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank. Goodhue Bank has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating Goodhue Bank to issue or sell any of the foregoing.


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


          (c) CCC has issued and outstanding 100,000 shares of common stock, par value $1 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 100,000 shares, which represent 100% of the issued and outstanding capital stock of CCC, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank. CCC has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating CCC to issue or sell any of the foregoing.

          (d)  INTENTIONALLY OMITTED.

          (e) PFC has issued and outstanding 100,000 shares of common stock, par value $1 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 100,000 shares, which represents 100% of the issued and outstanding capital stock of PFC, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank. PFC has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating PFC issue or sell any of the foregoing.

          (f) Park Bank has issued and outstanding 130,000 shares of common stock, par value $5 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which PFC owns 130,000 shares, which represent 100% of the issued and outstanding capital stock of Park Bank, free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank. Park Bank has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating Park Bank issue or sell any of the foregoing.

          (g) Unitech Services, Inc. has issued and outstanding 1,000 shares of common stock, par value $.01 per share, which are duly authorized, validly issued, fully paid and non-assessable, of which the Borrower owns 1,000 shares, which represent 100% of the issued and outstanding capital stock of Unitech Services, Inc., free and clear of any liens, charges, encumbrances, rights of redemption, preemptive rights or rights of first refusal of any kind or nature whatsoever, except liens in favor of the Bank. Unitech Services, Inc. has no shares of capital stock (common or preferred), or securities or other obligations convertible into any of the foregoing, authorized or outstanding and has no outstanding offers, subscriptions, warrants, rights or other agreements or commitments obligating Unitech Services, Inc. issue or sell any of the foregoing.

          (h) The Borrower also has an additional wholly-owned subsidiary named, United Capital Trust I, a Delaware business trust. The Borrower's ownership interest in


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United Capital Trust I is free and clear of any liens, charges and encumbrances of any kind or nature whatsoever.

     4.3 LITIGATION AND COMPLIANCE WITH LAWS. The Borrower and the Subsidiaries have complied in all material respects with and will continue to comply with all applicable federal and state laws and regulations: (i) that regulate or are concerned in any way with its or their banking and trust business, including without limitation those laws and regulations relating to the investment of funds, lending of money, collection of interest, extension of credit, and location and operation of banking facilities; or (ii) otherwise relate to or affect the business or assets of the Borrower or any of the Subsidiaries or the assets owned, used or occupied by them. Except to the extent previously disclosed to the Bank, there are no claims, actions, suits, or proceedings pending, or to the best knowledge of the Borrower, threatened or contemplated against or affecting the Borrower or any of the Subsidiaries, at law or in equity, or before any federal, state or other governmental authority, or before any arbitrator or arbitration panel, whether by contract or otherwise, and there is no decree, judgment or order of any kind in existence against or restraining the Borrower or any of the Subsidiaries, or any of their officers, employees or directors, from taking any action of any kind in connection with the business of the Borrower or any of the Subsidiaries. Except to the extent previously disclosed to the Bank, neither the Borrower nor any of the Subsidiaries has (i) received from any regulatory authority any criticisms, recommendations or suggestions of a material nature, and the Borrower has no reason to believe that any such is contemplated, concerning the capital structure of any of the Subsidiaries, loan policies or portfolio, or other banking and business practices of any of the Subsidiaries that have not been resolved to the satisfaction of such regulatory authorities or (ii) entered into any memorandum of understanding or similar arrangement with any federal or state regulator relating to any unsound or unsafe banking practice or conduct or any violation of law respecting the operations of the Borrower or the operations of any of the Subsidiaries.

     4.4 F.D.I.C. INSURANCE. Each Subsidiary Bank is insured as to deposits by the Federal Deposit Insurance Corporation and no act has occurred which could adversely affect the status of any Subsidiary Bank as an insured bank.

     4.5 CORPORATE EXISTENCE; BUSINESS ACTIVITIES; ASSETS. The Borrower will and will cause each Subsidiary to (i) preserve its corporate existence, rights and franchises; (ii) carry on its business activities in substantially the manner such activities are conducted as of the date of this Agreement;
(iii) not liquidate, dissolve, merge or consolidate with or into another entity; and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets. Notwithstanding the foregoing, any Subsidiary may merge or consolidate with the Borrower or any other Subsidiary (except Unitech Services, Inc. or United Capital Trust I), provided that in the case of a merger or consolidation with the Borrower, the surviving entity must be the Borrower; and any Subsidiary may sell, lease or transfer all or substantially all of its assets to the Borrower or any other Subsidiary (except Unitech Services, Inc. or United Capital Trust I).

     4.6 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank under the Revolving Credit Note will be used exclusively by the Borrower to refinance its existing

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revolving credit facilities with the Bank and for working capital purposes.
Advances by the Bank under the Term Note will be used exclusively by the Borrower to refinance its existing term loan obligations with the Bank and to acquire the capital stock of Park Financial Corporation. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

     4.7 ENVIRONMENTAL MATTERS. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "REMEDIAL ACTION"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

     4.8 RESTRICTION ON INDEBTEDNESS. The Borrower will not and will not permit any of the Subsidiaries to create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) indebtedness under the Notes issued under this Agreement; (ii) other indebtedness to the Bank; (iii) indebtedness of the Subsidiary

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Banks to the Federal Home Loan Bank; (iv) indebtedness of CCC owing to any
Subsidiary Bank; (v) obligations of any Subsidiary Bank under customer repurchase agreements; (vi) any other indebtedness outstanding on the date hereof, and shown on the Borrower's or the Subsidiary Banks' financial statements delivered to the Bank prior to the date hereof, provided such other indebtedness shall not be renewed, extended or increased; (vii) fed funds purchased, or commercial paper issued, in the ordinary course of business by Subsidiaries in an aggregate amount not to exceed $20,000,000 at any time outstanding; and (viii) indebtedness evidenced by the Junior Subordinated Deferrable Interest Debentures issued by the Borrower under the Subordinated Indenture (as defined in section 4.19 hereof).

     4.9 RESTRICTION ON LIENS. The Borrower will not and will not permit any Subsidiary to create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank; (iv) liens arising in connection with customer repurchase agreements and (v) other liens disclosed in writing to the Bank prior to the date hereof which are fully subordinated to any security interest or other lien held by the Bank.

     4.10 RESTRICTION ON CONTINGENT LIABILITIES. The Borrower will not and will not permit any of the Subsidiaries to guarantee or become a surety or otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks, the issuance or confirmation of letters of credit by the Subsidiary Banks, the guaranty of United Capital Trust I's obligations with respect to the Trust Securities to be issued under that certain Amended and Restated Trust Agreement to be entered into among the Borrower, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware Trustee and the Administrative Trustees named therein and party thereto and similar matters in the ordinary course of banking business.

     4.11 INSURANCE. The Borrower will maintain and cause each Subsidiary to maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance.

     4.12 TAXES AND OTHER LIABILITIES. The Borrower will pay and discharge, and cause each Subsidiary to pay and discharge when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

     4.13 FINANCIAL STATEMENTS AND REPORTING. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will, and will cause each Subsidiary to (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved;
(ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request; and (iii) without request, provide the Bank with the following information:

          (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's annual audited financial statements prepared by an accounting firm acceptable to the Bank; and

          (b) Within 45 days of the end of each quarter, quarterly call reports prepared on FFIEC forms, or any successors thereto, of each Subsidiary Bank prepared in accordance with the guidelines of the regulatory agency which regulates such Subsidiary Bank to the extent the Borrower is able to do so under bank regulatory rules and guidelines; and

          (c) As soon as available, copies of all reports or materials submitted or distributed to shareholders of the Borrower or filed with the SEC or other governmental agency having regulatory authority over the Borrower or any Subsidiary or with any national securities exchange to the extent the Borrower is able to do so under bank regulatory rules and guidelines; and

          (d) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of obligations of the Borrower or any Subsidiary pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this paragraph 4.13 to the extent the Borrower is able to do so under bank regulatory rules and guidelines; and

          (e) Promptly, and in any event within 10 days, after the Borrower has knowledge thereof, a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default hereunder or under any other material agreement to which the Borrower or any Subsidiary is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; and (ii) any pending or threatened litigation or administrative proceeding of the type described in paragraph 4.3; and

          (f) Notice of any memorandum of understanding or any other agreement with any banking regulatory agencies, or cease and desist order, immediately after entered into by or issued against Borrower or any Subsidiary to the extent the Borrower is able to do so under bank regulatory rules and guidelines; and

          (g) Promptly after request therefor, any other information concerning the business affairs and financial condition of the Borrower or any Subsidiary as the Bank may reasonably request to the extent the Borrower is able to do so under bank regulatory rules and guidelines.

     4.14 INFORMATION. The Borrower will make available for review by the Bank, promptly upon the Bank's request, financial statements, call reports and any other records or documents of the Borrower or any Subsidiary Bank. The Borrower and the Subsidiaries will use best efforts to obtain the consent of any person or regulator which it deems necessary or appropriate for disclosure of the information described above.

     4.15 FINANCIAL COVENANTS. The Borrower will cause each Subsidiary Bank to maintain as of the end of each fiscal quarter for such Subsidiary Bank:

          (a)  a ratio of Primary Capital to Assets of at least 7.0%;

          (b) a ratio of Nonperforming Loans plus Other Real Estate to Total Loans plus Other Real Estate of not greater than 3.0%;

          (c) a ratio of Nonperforming Loans plus Other Real Estate to Primary Capital of not greater than 24.0%;

          (d) an average return on Assets of at least .75% for Signal Bank and Goodhue Bank and an average return on Assets of at least .45% for Park Bank; provided, however, that the failure by any Subsidiary Bank to maintain the required average return on Assets as of the end of any fiscal quarter will not constitute an event of default under paragraph 6.1 if such Subsidiary Bank maintains the required average return on Assets as of the end of the immediately succeeding fiscal quarter as reported on such Subsidiary Bank's quarterly call report; and

          (e) a ratio of Loan Loss Reserves to Nonperforming Loans of at least 100%.

     4.16 ACCESS TO RECORDS. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any books and records of the Borrower and the Subsidiaries including without limitation the stock transfer records of each Subsidiary Bank, at any reasonable time and as often as the Bank may reasonably desire.

     4.17 ISSUANCE OF STOCK. The Borrower will not permit any Subsidiary to issue any additional shares of common or preferred stock, or any options, warrants or other common stock equivalents, or sell or issue securities or obligations convertible into such ("NEW STOCK"), whether in the form of stock dividends or stock splits or otherwise, unless such New Stock will be issued to the Borrower and delivered by the Borrower to the Bank, together with any additional documents required by the Bank, as additional collateral to secure the loan provided for hereunder, except for the securities to be issued by United Capital Trust I pursuant to the plans as described in the prospectus previously delivered to the Bank.

     4.18 DIVIDENDS. The Borrower will not pay any dividends or make any other distribution on account of any shares of any class of its stock or redeem, purchase or otherwise acquire, directly or indirectly any shares of its stock unless and until the occurrence of each of the following: (i) the Borrower maintains Total Tangible Equity in an amount greater than 5% of Assets; and (ii) the Borrower is retiring the Term Notes substantially in accordance with the financial projections submitted to the Federal Reserve Bank of Minneapolis, copies of which were previously provided to the Bank.

     4.19 SUBORDINATED DEBENTURES. The Borrower shall not make, nor shall any Subsidiary retain, any payment on account of the principal of, or interest on, any Junior Subordinated Deferrable Interest Debenture in violation of that certain Subordinated Indenture to be entered into between the Borrower and Wilmington Trust Company, as trustee (the "SUBORDINATED INDENTURE"), nor shall the Borrower or any Subsidiary amend, supplement or modify the Subordinated Indenture without the prior written consent of the Bank, which consent shall not be unreasonably withheld.

                         ARTICLE V.  COLLATERAL

     5.1 COLLATERAL. This Agreement and the Notes will be secured by an Amended and Restated Collateral Pledge Agreement of the Borrower , a Collateral Pledge Agreement of PFC and a Guaranty Agreement of PFC. The information in this Article V is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

     5.2 CREDIT BALANCES; SETOFF. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "OBLIGATIONS"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank. The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) set off against the Obligations WHETHER OR NOT THE OBLIGATIONS (INCLUDING FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR DEMAND OF ANY KIND TO THE BORROWER, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

                       ARTICLE VI.  DEFAULTS

     6.1 DEFAULTS. NOTWITHSTANDING ANY CURE PERIODS DESCRIBED BELOW, THE BORROWER WILL IMMEDIATELY NOTIFY THE BANK IN WRITING WHEN THE BORROWER OBTAINS KNOWLEDGE OF THE OCCURRENCE OF ANY DEFAULT SPECIFIED BELOW. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:


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

          (a) NONPAYMENT. The Borrower fails to pay (i) any interest due on the Notes or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Notes when due.

          (b) NONPERFORMANCE. The Borrower or any guarantor of Borrower's Obligations to the Bank ("GUARANTOR") fails to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this paragraph 6.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

          (c) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, proves untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

          (d) DEFAULT ON OTHER OBLIGATIONS. The Borrower, any Guarantor or any Subsidiary will be in default under the terms of any loan agreement, promissory notes, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower, any Guarantor or any Subsidiary to the Bank, or the Borrower shall be in default under any indebtedness in excess of $100,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

          (e) JUDGMENTS. Any judgment is obtained against the Borrower, any Guarantor or any Subsidiary which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor or Subsidiary), exceeds the sum of $100,000 and remains unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

          (f) INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) the Borrower, any Guarantor or any Subsidiary ceases to exist (except as otherwise permitted herein); or (ii) any Guarantor attempts to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, is commenced under any Federal or state law by or against the Borrower, any Guarantor or any Subsidiary; or (iv) the Borrower, any Guarantor or any Subsidiary becomes the subject of any out-of-court settlement with its creditors; or (v) the Borrower, any Guarantor or any Subsidiary is unable or admits in writing its inability to pay its debts as they mature; or (vi) the Borrower or any Subsidiary is closed or taken over by a banking regulatory agency.

          (g) ADVERSE CHANGE. There is a material adverse change in the business, properties, financial condition or affairs of the Borrower, any Guarantor or any Subsidiary, or in any collateral securing the Obligations.

          (h) REGULATORY ORDERS. The Borrower or any Subsidiary enters into any memorandum of understanding or other agreement with any banking regulatory agency relating to any unsound or unsafe banking practice or conduct or any violation of law respecting the operation of Borrower or such Subsidiary; or Borrower or any Subsidiary or any of their senior officers or directors become the subject of a judicial or administrative determination restraining any of them from taking any actions of any kind in connection with the business of Borrower or such Subsidiary, assessing a civil penalty, finding that any criminal offense occurred in connection with the operations of Borrower or such Subsidiary, or suspending or removing any officer or director of Borrower or such Subsidiary.

     6.2 TERMINATION OF LOAN; ADDITIONAL BANK RIGHTS. Upon the occurrence and during the continuance of any of the events identified in paragraph 6.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) set off; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

     6.3 ACCELERATION OF OBLIGATIONS. Upon the occurrence and during the continuance of any of the events identified in paragraphs 6.1(a) through 6.1(e) and 6.1(g) and 6.1(h), and the passage of any applicable cure periods, the Bank may at any time thereafter, (i) by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents; and (ii) require the Borrower to cause any Subsidiary to appoint an independent transfer agent for the purpose of registering and transferring ownership of the capital stock of such Subsidiary. Upon the occurrence of any event under paragraph 6.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. NOTHING CONTAINED IN PARAGRAPH 6.1, PARAGRAPH 6.2 OR THIS SECTION WILL LIMIT THE BANK'S RIGHT TO SET OFF AS PROVIDED IN PARAGRAPH 5.2 OR OTHERWISE IN THIS AGREEMENT.

     6.4 OTHER REMEDIES. Nothing in this Article VI is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                       ARTICLE VII.  MISCELLANEOUS

     7.1 DELAY; CUMULATIVE REMEDIES. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

     7.2 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

     7.3 PARTICIPATIONS; GUARANTORS. The Bank may, at its option, sell all or any interests in the Notes and other Loan Documents to other financial institutions. Any purchaser of an interest in the Notes is hereinafter referred to as a "Participant." In connection with such sales (and thereafter), the Bank may disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any guarantor or any other third party, disclose information about the Borrower and this Agreement to any guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors' obligations to the Bank.

     7.4 EXPENSES AND ATTORNEYS' FEES. The Borrower will reimburse the Bank for all attorneys' fees and all other costs, fees and out-of-pocket disbursements (including fees and disbursements of both inside counsel and outside counsel) incurred by the Bank in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents, including fees and costs related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral (including fees and disbursements of both inside and outside counsel).

     7.5 SUCCESSORS. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

     7.6 INDEMNIFICATION. Except for harm arising from the Bank's gross negligence or willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral. This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

     7.7 NOTICE OF CLAIMS AGAINST BANK; LIMITATION OF CERTAIN DAMAGES. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, THE BANK WILL NOT BE LIABLE TO THE BORROWER FOR CONSEQUENTIAL AND/OR SPECIAL DAMAGES ARISING THEREFROM, EXCEPT THOSE DAMAGES ARISING FROM THE BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     7.8 NOTICES. Although any notice required to be given hereunder or under any of the other Loan Documents might be accomplished by other means, notice will always be deemed given when placed in the United States Mail, with postage prepaid, or sent by overnight delivery service, or sent by telex or facsimile, in each case to the address set forth below or as amended.

     7.9 PAYMENTS. Payments due under the Notes and other Loan Documents will be made in lawful money of the United States, and the Bank is authorized to charge payments due under the Loan Documents against any account of the Borrower. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

     7.10 APPLICABLE LAW AND JURISDICTION; INTERPRETATION; JOINT LIABILITY. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the state where the Bank's main office is located, except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION WHERE THE BANK'S OFFICE WHICH IS DESIGNATED IN THE NOTES AS THE PLACE FOR PAYMENT IS LOCATED (OR, IN THE ABSENCE OF SUCH DESIGNATION, THE BANK'S MAIN OFFICE), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE NOTES, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR


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

INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers.

     7.11 COPIES; ENTIRE AGREEMENT; MODIFICATION. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER, WHICH OCCURS AFTER RECEIPT BY YOU OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

     7.12 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

IN WITNESS WHEREOF, the undersigned have executed this AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT as of January 16, 1997.

Address:  2600 Eagan Woods              UNITED COMMUNITY
          Suite 155                     BANCSHARES, INC.
          Eagan, MN 55121
                                        By (s) R. Scott Jones
                                           --------------------------------
                                        Its Chairman
                                            -------------------------------

                                        By (s) Galen T. Pate
                                           --------------------------------
                                        Its President
                                            -------------------------------


Address:  101 East 5th Street           FIRSTAR BANK MILWAUKEE,
          9th Floor                     N.A.
          St. Paul, MN 55101

                                        By (s) Michael J. Kwiatkowski
                                           --------------------------------
                                        Its Vice President
                                            -------------------------------


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